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                                  EXHIBIT 3.2


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                                COOPERATIVE BANK


                              AMENDED AND RESTATED

                                     BYLAWS


                                    ARTICLE I

                                     OFFICES

         SECTION 1. HOME OFFICE. The principal office of the Bank shall be at 201 Market Street, Wilmington, North Carolina.

         SECTION 2. REGISTERED OFFICE. The registered office of the Bank required by law to be maintained in North Carolina may be, but need not be, identical with the principal office.

                                   ARTICLE II

                                  STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. All annual and special meetings of stockholders shall be held at the principal office of the Bank or at such other place in the State in which the principal office is located as the board of directors may determine.

         SECTION 2. ANNUAL MEETING. A meeting of the stockholders of the Bank for the election of directors and for the transaction of any other business of the Bank shall be held annually, on the last Friday in April if not a legal holiday, and if a legal holiday, then on the next succeeding business day which is not a legal holiday, or at such other date as the board of directors may determine.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise proscribed by North Carolina statutes or the regulations of the North Carolina Commissioner of Banks may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Such written request shall be signed and dated, shall state the purpose or purposes of the meeting and shall be delivered to the secretary of the Bank.

         SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with rules and procedures adopted by the board of directors. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

         SECTION 5. NOTICE OF MEETINGS. Written notice signed by the Bank's secretary stating the place, day, and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted there at meeting, other than an announcement at the meeting at which such adjournment is taken.
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         SECTION 6. WAIVER OF NOTICE. Any stockholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the stockholder, and delivered to the Bank for inclusion in the minutes or filing with the corporate records. A stockholder's attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the stockholder or the stockholder's proxy at the beginning of the meeting objects to holding the meeting or transacting business thereat, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder or his proxy objects to considering the matter before it is voted upon.

         SECTION 7. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         SECTION 8. VOTING LISTS. Except as otherwise required by law, the officer or agent having charge of the stock transfer books for shares of stock of the Bank shall make, at least ten days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the principal office of the Bank and shall be subject to inspection of any stockholder during usual business hours for a period of ten days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

         SECTION 9. QUORUM. A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 10. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy may designate as a holder any corporation or partnership, or any person acting on behalf of a corporation or partnership, or any person other than a natural living person, except for the holder of a specified office or a committee composed of natural persons. No proxy shall be valid after eleven months from the date of its execution except for a proxy coupled with an interest.

         SECTION 11. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the stockholders of the Bank, any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, and then each person in whose names shares of stock stand shall be entitled to vote the shares in question proportionally.

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         SECTION 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name upon satisfactory proof to the Bank of his appointment. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Bank, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 13. VOTING. Each stockholder shall be entitled to cast one vote for each share of stock held as of the record date. A majority of the shares voted at a meeting of shareholders shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless otherwise provided by applicable law or regulation, the Bank's amended and restated certificate of incorporation or these bylaws.

         SECTION 14. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter thereof and filed with the secretary of the Bank as part of the Bank's records.

         SECTION 15. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three such inspectors that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, and on the request of any shareholder or proxy holder shall, make such appointment at the meeting. In case any persons appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by applicable regulations, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

         SECTION 16. NOMINATING COMMITTEE. The board of directors shall act as a nominating committee for selecting the management nominees for each election as directors. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Bank at least twenty days prior to the date of the annual meeting.

         SECTION 17. NEW BUSINESS. Any new business proposed to be taken up at the annual meeting by any shareholder shall be stated in writing and filed with the secretary of the Bank at least twenty days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least twenty days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

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                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the Bank shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

         SECTION 2. NUMBER AND TERM. The board of directors shall consist of eight members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually. Notwithstanding the provisions of this Section 2, a majority of the entire board of directors may by resolution set the number of directors at such number as it may determine, except that the number may not be changed below five or above twelve, no decrease shall result in any director being forced to resign or otherwise be removed, and if the stockholders are denied the right to cumulate their votes in the election of directors, the board of directors may not increase or decrease the number of directors by more than thirty percent (30%) during any twelve-month period.

         SECTION 3. QUALIFICATION AND ELECTION OF DIRECTORS. No person who is 72 years of age or older and who is not an employee of the Bank shall be eligible for election, reelection, appointment, or reappointment to the board of directors. A non-employee director shall not serve as such beyond the annual meeting of the Bank immediately following the non-employee director becoming 72, except that any director who has served on the board of the Bank for two years or more prior to January 1, 1974, and who, on January 1, 1974, has attained the age of 70 or more, may continue to be elected and serve as a director until such time as he shall fail to be re-elected, or shall resign or die. Effective upon the conversion of the Bank to stock form, no person who is 60 years of age or older and who is not an employee of the Bank shall be eligible for initial election or appointment as a director. Notwithstanding the foregoing, however, the board of directors may, by a written resolution approved by a majority of its disinterested members, exclude an incumbent director from the age limitation restrictions set forth herein. Except as provided in Section 13 of this Article III, directors shall be elected at the annual meeting of stockholders. Those persons who receive the highest number of votes shall be deemed to have been elected.

         SECTION 4. DIRECTORS EMERITUS. Any person who has served on the board of directors for two years or more but is no longer eligible to be a director by virtue of having attained 72 years of age, may be elected by the board as a director emeritus, to serve without vote or compensation.

         SECTION 5. REGULAR MEETINGS. A regular meeting of the board of directors shall be held immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

         SECTION 6. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or at least two of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the Bank's regular lending area, as the place for holding any special meeting of the board of directors called by such persons.

         Members of the board of directors may participate in meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

         SECTION 7. NOTICE OF MEETINGS. Regular meetings of the board of directors may be held without notice. The person or persons calling a special meeting of the board of directors shall, at least three days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.


                                       4

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         SECTION 8. WAIVER OF NOTICE. Any director may waive notice of any meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         SECTION 9. QUORUM. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 7 of this Article III.

         SECTION 10. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by applicable regulation or by these by-laws.

         SECTION 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 12. RESIGNATION. Any director may resign at any time by sending a written communication of such resignation to the principal office of the Bank addressed to the board of directors, its chairman or the Bank. A resignation is effective when it is communicated unless it specifies in writing a later effective date or subsequent event upon which it will become effective.

         SECTION 13. VACANCIES. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the stockholders.

         SECTION 14. PRESUMPTION OF ASSENT. A director of the Bank who is present at a meeting of the board of directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his dissent or obstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Bank within five days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 15. REMOVAL OF DIRECTORS. At a meeting of stockholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. For the purposes of Section 15 of this Article III, "cause" shall mean (a) an adjudication by a court of competent jurisdiction that the director to be removed is liable for negligence or misconduct in the performance of his duty to the Bank, (b) a felony conviction by a court of competent jurisdiction, or (c) the director's actions or failure to act are deemed to be in derogation of the director's duties. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Bank shall have the right, voting separately as a class, to elect one or more directors of the Bank, the preceding provisions of this section shall not apply with respect to the director or directors elected by such holders of preferred stock.

         SECTION 16. COMPENSATION. The Bank may compensate directors for their services as such and may provide for the payment of any or all expenses incurred by directors in attending regular and special meetings of the board.

         SECTION 17. COMMITTEES OF THE BOARD. The board of directors, by resolution adopted by a majority of the number of directors fixed by these bylaws, may designate three or more directors to constitute an executive committee and other committees, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the Bank. The designation of any committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, or any responsibility or liability imposed upon it or him by law.

                                       5

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         SECTION 18. POWER TO BORROW. The board of directors is authorized to borrow money for the Bank, and the board of directors may, by resolution adopted by a vote of at least two-thirds of the entire board duly recorded in the minutes, authorize the officers of the Bank to borrow money for the Bank on such terms and conditions as it may deem proper.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. OFFICERS OF THE BANK. The officers of the Bank shall consist of a president, secretary, treasurer, and such vice-presidents, assistant secretaries, assistant treasurers, and other officers as the board of directors may deem necessary. Any two or more offices may be held by the same person, but in no event may any officer act in more than one capacity where action of two or more officers is required.

         The board of directors shall assign an officer of the Bank the duties of managing officer who shall carry out the policies set by the board of directors. The board of directors shall prescribe the duties of the managing officer. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. SELECTION AND TERM. The officers of the Bank shall be selected by the board of directors. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor is selected and qualified.

         SECTION 3. COMPENSATION OF OFFICERS. The compensation of all officers of the Bank shall be fixed by the board of directors and no officer shall serve the Bank in any other capacity and receive compensation therefore, unless such additional compensation is authorized by the board of directors.

         SECTION 4. REMOVAL. Any officer or agent of the Bank may be removed by the board whenever in its judgment the best interests of the Bank will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 5. BONDS. Subject to applicable law and regulation, the board of directors shall require each officer, agent, or employee of the Bank to give bond to the Bank, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may be required by the board of directors.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contracts or execute and deliver any instrument on behalf of the Bank, and such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the Bank and no evidences of indebtedness shall be issued in its name unless authorized by Article VII of these Bylaws or by a resolution of the board of directors. Such authority may be general or confined to specific instances.

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         SECTION 3. CHECKS AND DRAFTS. All checks, drafts or other orders for payment of money issued in the name of the Bank shall be signed by such officer or officers, agent or agents of the Bank and in such manner as shall be determined by resolution of the board of directors.

         SECTION 4. DEPOSITS. All funds of the Bank not otherwise employed shall be deposited to the credit of the Bank in such depositories as the board of directors shall direct.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Bank shall be in such form as shall be determined by the board of directors and in accordance with the laws of North Carolina. Such certificates shall be signed by the chief executive officer or by any other officer of the Bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the certificate are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued therefore upon such terms and indemnity to the Bank as the board of directors may prescribe.

         SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner thereof for all purposes.

                                   ARTICLE VII

                                 INDEMNIFICATION

         In addition to and apart from the indemnification provided for in the General Statutes of North Carolina, as amended, the Bank shall provide indemnification to its directors as follows:

         SECTION 1. INDEMNITY. Any person who at any time serves or has served as a director of the Bank shall have a right to be indemnified by the Bank to the full extent allowed by applicable law against liability and litigation expense arising out of or connected with such status or activities in such capacity. "Liability and litigation expense" shall include costs and expenses of litigation (including reasonable attorneys fees), judgments, fines and amounts paid in settlement which are actually and reasonably incurred in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals. In no circumstances, however, shall the Bank indemnify any such person against any liability or litigation expense incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Bank.


                                       7

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         SECTION 2. DETERMINATION OF RIGHT TO INDEMNITY. Promptly after the final disposition or termination of any matter which involves liability or litigation expense as described in Section 1 of this Article or at such earlier time as it sees fit, the Bank shall determine whether any person described in
Section 1 of this Article is entitled to indemnification thereunder. Such determination shall be limited to the following issues: (i) whether the persons to be indemnified are persons described in Section 1 of this Article, (ii) whether the liability or litigation expense incurred arose out of the status or activities of such persons as described in Section 1 of this Article, (iii) whether the liability was actually incurred and litigation expense was actually and reasonably incurred, and (iv) whether the liability and litigation expense were incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Bank. Such determination shall be made by a majority vote of directors who were not parties to the action, suit or proceeding (or, in connection with "threatened" actions, suits or proceedings, who were not "threatened parties"). If at least two such disinterested directors are not obtainable, or, even if obtainable, if at least half of the number of disinterested directors so direct, such determination shall be made by independent legal counsel in written opinion.

         SECTION 3. ADVANCE EXPENSES. (a) Litigation expense incurred by a person described in Section 1 of this Article in connection with a matter described in Section 1 of this Article shall be paid by the Bank in advance of the final disposition of the matter, if the Bank receives an undertaking, dated in writing and signed by the person to be indemnified, to repay all such sums unless such person is ultimately determined as provided in Section 2 of this Article to be entitled to be indemnified by the Bank. Requests for payments in advance of final disposition or termination shall be submitted in writing to the Bank unless this requirement is waived by the Bank. Before the first such payment is made, the Bank shall have received the written undertaking referred to herein and notice of the request for advance payment shall have been given to the members of the board of directors.

         (b) Notwithstanding the foregoing subsection (a), no advance payment shall be made as to any payment or portion of a payment for which the determination is made that the person requesting payment will not be entitled to indemnification. Such determination may be made only by a majority vote of disinterested directors or by independent legal counsel as next provided. If there are not at least two disinterested directors, then notice of all requests for advance payment shall be delivered for review to independent legal counsel for the Bank. Such counsel shall have the authority to disapprove any advance payment or portion of a payment for which it plainly and unavoidably appears that the person requesting payment will not be entitled to indemnification.

         SECTION 4. SETTLEMENTS. The Bank shall not be obligated to indemnify persons described in Section 1 of this Article for any amounts paid in settlement unless the Bank consents in writing to the settlement. The Bank shall not unreasonably withhold its consent to proposed settlements. The Bank's consent to a proposed settlement shall not constitute an agreement by the Bank that any person is entitled to indemnification hereunder; the Bank shall waive the requirement of this Section for its written consent as fairness and equity may require.

         SECTION 5. APPLICATION FOR INDEMNITY OR ADVANCES. (a) A person described in Section 1 of this Article may apply to the Bank in writing for indemnification or advances expenses. Such application shall be addressed to the secretary, or, in the absence of the secretary, to any officer of the Bank. The Bank shall respond in writing to such applications as follows: to a request for indemnity under Section 2 of this Article, within ninety days after receipt of the application; to a request for advance expenses under Section 3 of this Article, within fifteen days after receipt of the application.

         (b) The right to indemnification or advance expenses provided herein shall be enforceable in any court of competent jurisdiction. A legal action may be commenced if a claim for indemnity or advance expenses is denied in whole or in part, or upon the expiration of the time periods provided in the preceding subsection (a). In any such action, the claimant shall be entitled to prevail upon establishing that he or she is entitled to indemnification or advance expenses but the Bank shall have the burden of establishing, as a defense, that the liability or expense was incurred on account of activities which were at the time taken known or believed by the claimant to be clearly in conflict with the best interests of the Bank. In any such action, if the claimant establishes the right to indemnification, he or she shall also have the right to be indemnified against the litigation expense (including a reasonable attorney's fee) of such action.

         SECTION 6. INSURANCE. As provided by N.C. Gen. Stat. ss.55-8-57, the Bank shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Bank, or who, while a director, officer, employee or agent of the Bank, is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Bank has the power to indemnify him against such liability.

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         SECTION 7. INCIDENTS OF RIGHT OF INDEMNIFICATION. The right of indemnification provided herein shall not be deemed exclusive of any other rights to which any persons seeking indemnity may be entitled apart from the provisions of this by-law, except there shall be no right to indemnification as to any liability or litigation expense for which such person is entitled to receive payment under any insurance policy other than a directors' and officers' liability insurance policy maintained by the Bank. Such right shall inure to the benefit of the heirs and legal representatives of any persons entitled to such right. Any person who at any time after the adoption of this by-law serves or has served in any status or capacity described in Section 1 of this Article, shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification hereof shall not affect any rights or obligations then existing. The right provided herein shall not apply as to persons serving institutions which are hereafter merged into or combined with the Bank, except after the effective date of such merger or combination and only as to status and activities after such date.

         SECTION 8. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court or agency of competent jurisdiction, then the Bank shall nevertheless indemnify each person described in Section 1 of this Article to the full extent permitted by the portion of this Article that is not invalidated and also to the full extent (not exceeding the benefits described herein) permitted or required by other applicable law.

                                    ARTICLE X

                            FISCAL YEAR; ANNUAL AUDIT

         This fiscal year of the Bank shall be fixed by the board of directors.

                                   ARTICLE XI

                                    DIVIDENDS

         Subject to the terms of the Bank's certificate of incorporation and applicable law and regulations, the board of directors may, from time to time, declare, and the Bank may pay, dividends on its outstanding shares of capital stock.

                                   ARTICLE XII

                                 CORPORATE SEAL

         The board of directors shall provide a Bank seal which shall be two concentric circles between which shall be the name of the Bank. The year of incorporation or an emblem may appear in the center.

                                  ARTICLE XIII

                                   AMENDMENTS

         These by-laws may be amended at any time by a majority vote of the full board of directors, or by a majority vote of the votes cast by the stockholders of the Bank at any legal meeting, unless otherwise provided by law or regulation.


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                                   CERTIFICATE


         The undersigned, who is the duly appointed Secretary of Cooperative Bank, Wilmington, North Carolina, does hereby certify that the Bylaws of the Bank, in the form attached hereto, has been duly adopted by more than a majority vote of the Bank's board of directors at a meeting duly held on November 15, 2007.


                                                /s/ Linda Garland
                                                -----------------------------
                                                Linda Garland
                                                Secretary


                                                Date: November 15, 2007



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